Exhibit 99.5

SOLARA MEDICAL SUPPLIES, LLC

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2020 AND DECEMBER 31, 2019,

AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019

SOLARA MEDICAL SUPPLIES

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash	$12,069,000	$9,768,000
Accounts Receivable, Net	30,345,000	26,970,000
Inventory	13,845,000	18,213,000
Prepaid Expenses and Other Current Assets	2,697,000	3,155,000
Total Current Assets	$58,956,000	$58,106,000
Property and Equipment, Net	2,404,000	2,181,000
Rental Pumps, Net	1,972,000	2,323,000
Goodwill	119,355,000	110,355,000
Intangible Assets, Net	57,440,000	54,801,000
Other Assets	70,000	70,000
TOTAL ASSETS	$240,197,000	$227,836,000
LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts Payable	$18,839,000	$26,498,000
Accrued Expenses	34,264,000	19,527,000
Debt, Current Portion	1,660,000	1,660,000
Contingent Consideration, Current Portion	—	5,156,000
Total Current Liabilities	$54,763,000	$52,841,000
Debt, Net of Debt Acquisition Costs	189,480,000	159,708,000
Other Long-Term Liabilities	138,000	149,000
TOTAL LIABILITIES	$244,381,000	$212,698,000
Commitments and Contingencies (Note 5)
Members’ (Deficit) Equity
Common Units	944,000	944,000
Preferred Units (Class A)	63,240,000	63,240,000
Preferred Units (Class B)	25,740,000	25,740,000
Accumulated Deficit	(94,108,000)	(74,786,000)
TOTAL MEMBERS’ (DEFICIT) EQUITY	$(4,184,000)	$15,138,000
TOTAL LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY	$240,197,000	$227,836,000

See accompanying notes to the unaudited consolidated interim financial statements.

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SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue, Net	$45,197,000	$45,477,000	$84,878,000	$83,153,000
Cost of Goods Sold	28,626,000	27,487,000	53,013,000	51,153,000
Gross Profit	$16,571,000	$17,990,000	$31,865,000	$32,000,000
Operating Expenses
Selling, General and Administrative Expenses	28,792,000	10,823,000	41,190,000	22,354,000
Operating (Loss) Income	$(12,221,000)	$7,167,000	$(9,325,000)	$9,646,000
Interest Expense	(3,804,000)	(3,420,000)	(7,369,000)	(5,815,000)
Other Income	32,000	40,000	63,000	66,000
(Loss) Income Before Income Taxes	$(15,993,000)	$3,787,000	$(16,631,000)	$3,897,000
Income Tax Expense	—	(130,000)	—	(203,000)
Net (Loss) Income	$(15,993,000)	$3,657,000	$(16,631,000)	$3,694,000

See accompanying notes to the unaudited consolidated interim financial statements.

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SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Common Units		Preferred Units (Class A)		Preferred Units (Class B)		Accumulated	Total Members’
	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Deficit	Equity (Deficit)
Balance at December 31, 2019	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(74,786,000)	$15,138,000
Distributions to Members	—	—	—	—	—	—	(2,091,000)	(2,091,000)
Net Loss	—	—	—	—	—	—	(638,000)	(638,000)
Balance at March 31, 2020	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(77,515,000)	$12,409,000
Distributions to Members	—	—	—	—	—	—	(600,000)	(600,000)
Net Loss	—	—	—	—	—	—	(15,993,000)	(15,993,000)
Balance at June 30, 2020	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(94,108,000)	$(4,184,000)

	Common Units		Preferred Units (Class A)		Preferred Units (Class B)		Accumulated	Total Members’
	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Deficit	Equity
Balance at December 31, 2018	$896,000	895,740	$62,938,000	62,938	$25,740,000	25,740	$(4,573,000)	$85,001,000
Members' Contributions	48,000	3,000	302,000	302	—	—	—	350,000
Distributions to Members	—	—	—	—	—	—	(71,059,000)	(71,059,000)
Net Income	—	—	—	—	—	—	37,000	37,000
Balance at March 31, 2019	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(75,595,000)	$14,329,000
Distributions to Members	—	—	—	—	—	—	(2,130,000)	(2,130,000)
Net Income	—	—	—	—	—	—	3,657,000	3,657,000
Balance at June 30, 2019	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(74,068,000)	$15,856,000

See accompanying notes to the unaudited consolidated interim financial statements.

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SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net (Loss) Income	$(16,631,000)	$3,694,000
Adjustments to Reconcile Net (Loss) Income to Net Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	3,587,000	3,542,000
Rental Pump Amortization	2,122,000	2,002,000
Deferred Rent	(11,000)	—
Change in Fair Value of Contingent Liability	56,000	171,000
Bad Debt Expense and Contractual Allowance	2,567,000	3,456,000
Amortization of Debt Acquisition Costs	356,000	160,000
Changes in Operating Assets and Liabilities:
Accounts Receivable, Net	(5,942,000)	(373,000)
Inventory	3,839,000	(1,261,000)
Prepaid Expenses and Other Current Assets	458,000	(859,000)
Accounts Payable	(7,660,000)	(2,602,000)
Accrued Expenses	14,738,000	(3,452,000)
Net Cash (Used in) Provided by Operating Activities	$(2,521,000)	$4,478,000

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(548,000)	(363,000)
Payments for Business Acquisition	(16,143,000)	—
Purchase of Intangible Asset	—	(25,000)
Purchase Price Adjustment	—	423,000
Net Cash (Used in) Provided by Investing Activities	$(16,691,000)	$35,000

Cash Flows from Financing Activities:
Proceeds from Term Loan	14,255,000	78,000,000
Proceeds from Revolving Line of Credit	20,000,000	—
Payments of Debt Acquisition Costs	—	(2,170,000)
Repayments of Term Loan	(839,000)	(760,000)
Repayments of Revolving Line of Credit	(4,000,000)	—
Distributions to Members	(2,691,000)	(73,189,000)
Members' Contributions	—	350,000
Payments of Contingent Consideration	(5,212,000)	(6,008,000)
Net Cash Provided by (Used in) Financing Activities	$21,513,000	$(3,777,000)
Increase in Cash	$2,301,000	$736,000

Cash, Beginning of Period	9,768,000	10,643,000
Cash, End of Period	$12,069,000	$11,379,000

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for Interest	$7,013,000	$5,655,000
Cash Paid During the Period for Income Taxes	—	73,000

See accompanying notes to the unaudited consolidated interim financial statements

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1. General Information

Description of Company

Solara Medical Supplies, LLC, a Delaware limited liability company (“LLC”), and its subsidiaries (collectively, the “Company”) were formed upon the completion of the purchase of Solara Medical Supplies, Inc. on May 31, 2018. Solara Medical Supplies, LLC is a subsidiary of Solara Intermediate, LLC, and Solara Intermediate, LLC is a subsidiary of Solara Holdings, LLC (“Holdings”), which operates under an LLC agreement (“LLC Agreement”) (Note 8). The Company is a direct-to-customer supplier of advanced diabetic devices, including continuous glucose monitors, insulin pumps and other supplies for the intensely managed diabetic. The Company is headquartered in Chula Vista, California, and operates additional offices in Michigan, Texas, Alabama, Ohio and South Carolina.

Basis of Presentation

The unaudited consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, the unaudited consolidated interim financial statements include all necessary adjustments for a fair presentation of the financial position and results of operations for the periods presented.

Basis of Consolidation

The unaudited consolidated interim financial statements include the accounts of Solara Medical Supplies, LLC and its wholly owned subsidiaries. All intercompany accounts and transactions were eliminated at consolidation.

2. Summary of Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies as compared to the significant accounting policies described in the Company’s consolidated financial statements for the year ended December 31, 2019.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates affect the reported amount of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors. Significant estimates made by management include, but are not limited to, contractual allowances, doubtful accounts, inventories, goodwill, fair value measurements and contingent liabilities.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Concentrations of Risk

The Company primarily sells its products directly to customers whereby the customer prepays an amount and the remaining amount is paid by the third-party payor. During the three months ended June 30, 2020, the Company had three third-party payors representing 18.8%, 18.1% and 9.4% of net revenue, and during the three months ended June 30, 2019, these third-party payors represented 13.3%, 21.6% and 18.6% of net revenue. During the six months ended June 30, 2020, the Company had three third-party payors representing 18.5%, 17.3% and 11.5% of net revenue, and during the six months ended June 30, 2019, these third-party payors represented 13.3%, 22.6% and 17.9% of net revenue. As of June 30, 2020, these third-party payors represented 6.4%, 3.8% and 25.9% of gross accounts receivable, and as of December 31, 2019, these third-party payors represented 11.3%, 7.9% and 18.5% of gross accounts receivable.

During the three months ended June 30, 2020, the Company purchased 71.2% and 10.7% of its inventory from two suppliers. During the three months ended June 30, 2019, the Company purchased 63.9% and 13.8% of its inventory from two suppliers. During the six months ended June 30, 2020, the Company purchased 63.9% and 13.4% of its inventory from two suppliers. During the six months ended June 30, 2019, the Company purchased 62.6% and 14.3% of its inventory from two suppliers

Accounts Receivable and Allowance for Doubtful Accounts and Allowances

Accounts receivable are customer and third-party payor obligations due under normal sales terms. Management estimates the allowance for doubtful accounts based on several factors, including historical cash collections, bad debt experience, economic conditions, and the age and composition of the outstanding amounts. Changes in these conditions may result in additional allowances. Contractual allowances are estimated using the expected value method, which estimates the amount that is expected to be earned. Revisions in allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense within selling, general and administrative expenses. Revisions to contractual allowances are recorded as decreases to the transaction price, which reduces revenue. At June 30, 2020 and December 31, 2019, the allowance for doubtful accounts balance was $5,592,000 and $3,877,000, respectively, and the contractual allowance was $5,921,000 and $5,069,000, respectively.

Inventories

Inventories include finished goods and are stated at the lower of cost or estimated net realizable value, with cost being determined using average cost. The Company reviews inventory for potentially excess, obsolete, slow-moving or impaired items on an ongoing basis. There have been no adjustments resulting from the review of these items.

Property and Equipment

Property and equipment are valued at cost. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives. Expenditures for maintenance and repairs are expensed as incurred, while expenditures that increase asset lives are capitalized.

The Company capitalizes system development costs related to its internal-use software during the application development stage. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally three years.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Rental Pumps

Certain inventory, primarily insulin pumps, are reclassified to an equipment classification upon shipment. The cost of the shipped pump is recorded to depreciation expense in cost of goods sold on a straight-line basis over the reimbursement term, which is typically 13 to 15 months. The cost basis and accumulated depreciation related to rental pumps was $3,825,000 and $1,853,000, respectively, at June 30, 2020 and $4,869,000 and $2,546,000, respectively, at December 31, 2019. Total depreciation expense related to rental pumps was $995,000 and $1,046,000 for the three months ended June 30, 2020 and 2019, respectively. Total depreciation expense related to rental pumps was $2,122,000 and $2,002,000 for the six months ended June 30, 2020 and 2019, respectively.

Long-Lived Asset Impairment Testing

Long-lived assets, which include property and equipment and intangible assets, are periodically reviewed for impairment indicators. The Company assesses and evaluates potential impairment to its long-lived assets held for use when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. This evaluation is performed at the asset group level, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities, using the estimated projected future undiscounted cash flows associated with the asset group over its remaining useful life compared to the asset group’s carrying amount to determine if a write-down is required. When impairment is indicated for long-lived assets, the amount of the impairment loss is the excess of net book value over fair value as approximated using discounted cash flows. The Company has not recognized any impairment losses on long-lived assets for the six months ended June 30, 2020 and 2019.

Revenue Recognition

The Company derives its revenues primarily from the sale of advanced diabetic devices, including continuous glucose monitors, insulin pumps, and supporting supplies and products. Revenues are recognized when control of these products is transferred to its customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those products. Shipping and handling fees charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expenses. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. There are also no significant costs incurred to obtain contracts.

Revenues from product sales are the result of performance obligations satisfied at a point in time. The Company’s principal terms of sale are free on board (“FOB”) shipping point and the Company transfers control and records revenue for product sales upon shipment to the customer. The Company accounts for revenues from pump equipment rentals under ASC 840, Leases. Revenue from pump equipment rentals is recognized over the reimbursement term of the contract with the customer, which is typically 13 to 15 months.

The nature of the Company’s business gives rise to variable consideration, including contractual allowances and third-party payor overpayments that generally decrease the transaction price, which reduces revenue. Variable consideration is estimated using the expected value method, which estimates the amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

The following are the Company’s revenues from performance obligations and their timing of transfer of goods and services:

	Three Months Ended June 30,
Performance Obligations	2020	2019	Timing of Transfer
Product Sales	$44,110,000	$44,175,000	Point in Time
Pump Equipment Rentals	1,087,000	1,302,000	Over Time
	$45,197,000	$45,477,000

	Six Months Ended June 30,
Performance Obligations	2020	2019	Timing of Transfer
Product Sales	$82,496,000	$80,682,000	Point in Time
Pump Equipment Rentals	2,382,000	2,471,000	Over Time
	$84,878,000	$83,153,000

Goodwill and Intangible Assets

Goodwill represents the excess purchase price over the fair value of assets acquired and liabilities assumed in a business combination. Identifiable intangible assets consist of payor contracts, trademarks, leasehold interests and a domain name. Identifiable intangible assets are amortized using the straight-line method over their estimated useful lives, which reflects the pattern in which the economic benefits of the assets are expected to be consumed. The following table summarizes the lives of the intangible assets acquired:

Payor contracts	10 years
Trademarks	10 years
Leasehold Interest	5 years
Domain Name	10 years

The Company has a significant amount of goodwill on its balance sheet that resulted from the business acquisitions the Company has made in recent years. Goodwill is not amortized and is tested for impairment annually or when a change in circumstances indicate a possible impairment. Such changes in circumstance can include, among others, changes in the legal environment, reimbursement environment, operating performance, and/or future prospects. The Company performs its annual impairment review of goodwill during the fourth quarter of each year.

The impairment testing can be performed on either a quantitative or qualitative basis. Upon evaluating the qualitative analysis, it was more likely than not that the fair value exceeded the carrying value of the reporting unit.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under authoritative guidance must maximize the use of observable inputs and minimize the use of unobservable inputs. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs. The three levels of inputs that may be used to measure fair value are:

•	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2: Other quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The Company applies fair value accounting to its financial instruments. The carrying amounts of financial instruments such as accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, accrued payroll and related benefits approximate the related fair values due to the short-term maturities of these instruments. The carrying amounts of long-term debt as of June 30, 2020 and December 31, 2019 approximate fair value due to the timing of the debt draw-down in relation to the balance sheet date. There were no liabilities measured at fair value on a recurring basis as of June 30, 2020. Liabilities measured at fair value on a recurring basis as of December 31, 2019 were as follows:

		Fair Value Measurements at Reporting Date Using
	Balance	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Contingent Consideration	$5,156,000	$—	$—	$5,156,000

The contingent consideration is the result of the purchase of Solara Medical Supplies, Inc. and is calculated based on the present value of the expected future cash flows discounted at an interest rate consistent with what the Company could obtain from a third-party lender. The contingent consideration was recorded as a current liability at December 31, 2019 based on the expected payment date.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

The following table provides a reconciliation for the Company’s liabilities measured at fair value using significant unobservable inputs (Level 3) for the six months ended June 30, 2020 and 2019:

Six Months Ended June 30, 2020:
Beginning Balance	$5,156,000
Adjustment in Fair Value of Contingent Consideration	56,000
Payments of Contingent Consideration	(5,212,000)
Ending Balance	$-
Six Months Ended June 30, 2019:
Beginning Balance	$20,266,000
Adjustment in Fair Value of Contingent Consideration	171,000
Payments of Contingent Consideration	(6,008,000)
Ending Balance	$14,429,000

Income Taxes

The Company’s taxable income or loss is allocated to its members in accordance with the LLC Agreement. Therefore, no provision or liability for income taxes has been included in the consolidated interim financial statements related to the business activities of Solara Medical Supplies, LLC. The income tax expense recorded during the three and six months ended June 30, 2019 mainly relates to a taxable gain recognized upon liquidation of a wholly owned C corporation subsidiary of the Company.

Equity-based Compensation

The Company accounts for its equity-based compensation in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, which establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period. The Company measures and recognizes equity-based compensation expense for such awards granted to employees based on their estimated fair values on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the Company’s consolidated financial statements. Equity-based compensation expense is recognized on a straight-line basis over the requisite service period.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (ASU 2016-02), which amended authoritative guidance on accounting for leases. The new provisions require that a lessee of operating leases recognize a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. The Company is required to adopt the new standard for the annual reporting period beginning January 1, 2022, and interim reporting periods beginning January 1, 2023. The adoption of this standard is expected to have a material impact on the Company’s financial position. The Company is still evaluating the impact on its results of operations and does not expect the adoption of this standard to have an impact on liquidity.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3. Balance Sheet Details

Property and equipment consist of the following:

	Useful Life	June 30, 2020	December 31, 2019
Leasehold Improvements	5 Years (or remaining lease term)	$861,000	$848,000
Furniture and Fixtures	7 Years	477,000	476,000
Software	3 Years	518,000	361,000
Computer Equipment	5 Years	254,000	206,000
Vehicles	6 Years	13,000	13,000
Construction in Process		897,000	567,000
		$3,020,000	$2,471,000
Less Accumulated Depreciation and Amortization		(616,000)	(290,000)
Total		$2,404,000	$2,181,000

Depreciation expense totaled $166,000 and $146,000 for the three months ended June 30, 2020 and 2019, respectively. Depreciation expense totaled $326,000 and $283,000 for the six months ended June 30, 2020 and 2019, respectively.

Accrued expenses consist of the following:

	June 30, 2020	December 31, 2019
Transaction Costs (Note 10)	$15,129,000	$—
Third-Party Overpayments	8,790,000	8,263,000
Customer Deposits	1,377,000	1,415,000
Payroll Liabilities	3,319,000	2,846,000
CARES Act CMS Advanced Payments	3,699,000	—
CARES Act Provider Relief Funds	1,136,000	—
Sales and Use Tax Payable	241,000	1,693,000
Accrued Distribution to Members	—	1,709,000
Other Accrued Liabilities	573,000	3,601,000
Total	$34,264,000	$19,527,000

In response to the COVID-19 pandemic and the National Emergency Declaration, dated March 13, 2020, the Company increased its cash liquidity by, among other things, seeking recoupable advance payments of $3,779,000 made available by the Centers for Medicare & Medicaid Services (CMS) under the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) legislation, which was received in April 2020. The recoupment of such amount by CMS began during the three months ended June 30, 2020 and $80,000 was recouped as of June 30, 2020. Such recoupments are applied to services provided and revenue recognized during the period in which the recoupment occurs. In addition, in April 2020, the Company received distributions from the CARES Act provider relief funds of $1,136,000 targeted to offset lost revenue and expenditures incurred in connection with the COVID-19 pandemic. The provider relief funds are subject to certain restrictions and are subject to recoupment if not used for designated purposes. The Company is currently in the process of determining how much of the CARES Act provider relief funds it will be entitled to based on the terms and conditions of the program, including recent guidance issued by the U.S. Department of Health and Human Services in October 2020. The balance of the CMS recoupable advance payments and the CARES Act provider relief funds are included in accrued expenses in the consolidated interim balance sheets as of June 30, 2020 as indicated in the table above.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

4. Debt

Bank Credit Agreement

The Company entered into a secured credit agreement on May 31, 2018, which provided a term loan of $80,000,000 used as part of the purchase transaction for Solara Medical Supplies, Inc., and also extended availability to a delayed term loan of $15,000,000 and a revolving commitment loan of $10,000,000.

On February 27, 2019, the Company entered into the First Amendment to the Credit Agreement. The Company obtained an additional $72,000,000 of financing. The Company used the proceeds from this transaction to distribute a one-time cash dividend to the members of the LLC totaling $68,837,000. The remaining funds were used for financing fees and legal costs. The financing was accounted for as a debt modification in accordance with ASC 470, Debt, and $2,170,000 of financing fees and legal costs were recorded to debt acquisition costs and $992,000 was recorded to legal fee expense during the six months ended June 30, 2019. In addition, the available amounts for the delayed term loan and revolving commitment loan increased to $30,000,000 and $20,000,000, respectively. The Company is subject to certain affirmative and negative covenants, most significantly submitting monthly, quarterly and annual financial statements, as well as monthly compliance notifications. The maturity date was extended to February 27, 2024.

Borrowings under the delayed term loan and revolving commitment loan can be used for working capital, capital expenditures, acquisitions and general corporate purposes. The loans bear interest at either a base rate or an adjusted LIBOR, adjusted by an applicable margin percentage of 5.0% or 6.0% per annum, respectively. The interest rate for the delayed term loan as of June 30, 2020 and December 31, 2019 was 8.25% and 7.94%, respectively. The loans mature on February 27, 2024.

During the six months ended June 30, 2020, the Company borrowed $9,032,000 from the delayed term loan which was used to partially fund the acquisition of certain assets of the diabetes supplies business of Active Healthcare, Inc. (Note 6).

On June 9, 2020, the Company borrowed $5,223,000 from the delayed term loan and used the majority of the funds to make the final contingent performance payment of $5,212,000 related to the purchase transaction for Solara Medical Supplies, Inc.

During the six months ended June 30, 2020, the Company borrowed $20,000,000 from the revolving commitment loan and repaid $4,000,000 during the period. The balance outstanding under the revolving commitment loan was $16,000,000 at June 30, 2020. The borrowings under the revolving commitment loan had an interest rate of 8.25% as of June 30, 2020.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

During the six months ended June 30, 2019, the Company borrowed $6,000,000 from the delayed term loan and used the funds to make a contingent performance payment of $6,008,000 related to the purchase transaction for Solara Medical Supplies, Inc.

Debt is presented net of the debt acquisition costs on the consolidated balance sheets. There were no debt acquisition costs incurred during the six months ended June 30, 2020. Debt acquisition costs totaling $2,170,000 were incurred during the six months ended June 30, 2019. Debt acquisition costs of $356,000 and $160,000 were amortized to interest expense during the six months ended June 30, 2020 and 2019, respectively.

5. Commitments and Contingencies

Legal

On June 28, 2019, the Company discovered it had experienced a data security incident as the result of a phishing email campaign. The Company, along with third-party forensic investigators, immediately launched an investigation to determine the nature and scope of the activity, and determined the incident occurred at different points in time from April 2, 2019 to June 20, 2019. The investigation determined that the criminal motivation was financial, but the accessed accounts also had emails and attachments containing protected health information (“PHI”) and other personally identifiable information (“PII”), which gave rise to potential notification obligations (since the PII was exposed). Federal and state regulatory and legal requirements mandated various disclosures (individuals potentially affected, U.S. Department of Health and Human Services/Office for Civil Rights , various state attorneys general and the national newswire). To date, there remains no evidence suggesting the access to the accounts targeted PHI or PII.

The Company has been working with third-party forensic investigators, federal law enforcement, legal counsel and its insurance carrier. A class action complaint has been filed alleging unspecified monetary damages. The potential range of expenses from the data security incident, including ongoing civil litigation and regulatory responses, is not expected to exceed the Company’s insurable covered amounts.

From time to time, the Company may be subject to claims and litigation arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without material effect on the

Company’s consolidated financial position, operations or cash flows.

Other Contingent Liabilities

Third-Party Payor Overpayment Contingency: During the year ended December 31, 2017, the Company became aware that certain of its receivables were being paid at 100% of the submitted amount from one of its significant third-party payors. The payor primarily reimburses the Company based on the payor’s internal fee schedule, which is based on its internally determined prevailing rates. The Company is working with the payor to determine whether an overpayment has occurred, and if so, how much based on a final determination by the payor as to the definitive reimbursement terms. The Company has accrued $8,790,000 and $8,263,000 as of June 30, 2020 and December 31, 2019, respectively, for this potential overpayment, contingent upon a determination by the third-party payor.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Affordable Care Act Contingency: The Company did not offer an affordable health care benefit plan to its employees through December 31, 2017 and will therefore be subject to the employer mandate penalty under the 2013 Affordable Care Act (the “ACA”). Under the terms of the ACA, the Company estimated the Internal Revenue Service, upon notice, would charge a sum of $405,000 based on a penalty per employee for the time during which such benefits were not offered. Through June 30, 2020, the Company has paid $272,000. The Company began offering affordable health care benefits to its employees on April 1, 2018.

Lease Commitments

Operating Lease Obligations: The Company leases three of its five facilities through short-term rental agreements with expiration dates through November 2024. The Company leases its two largest facilities from a related party (Note 9). Future minimum payments under non-cancelable operating leases with initial or remaining terms of more than one year are as follows:

Twelve Months Ending June 30,
2021	$1,009,000
2022	772,000
2023	626,000
2024	351,000
2025	148,000
$2,906,000

Rent expense for the three months ended June 30, 2020 and 2019 totaled $247,000 and $165,000, respectively. Rent expense for the six months ended June 30, 2020 and 2019 totaled $495,000 and $341,000, respectively.

6. Acquisition

The Company accounts for its acquisitions under the acquisition method and through the application of push-down accounting in accordance with ASC 805, Business Combinations. Accordingly, the results of operations of the acquired entities are included in the Company’s financial statements from the acquisition dates. The fair value of the consideration paid is allocated to the net assets acquired based on their estimated fair value at the acquisition date, with the excess of the consideration paid over the estimated fair value of the net assets acquired recorded as goodwill.

On May 19, 2020, the Company acquired certain assets of the diabetes supplies business of Active Healthcare, Inc. (“Active Healthcare”). Active Healthcare is located in North Carolina and is a direct-to-patient provider of continuous glucose monitors, insulin pumps and diabetes supplies. The total consideration paid consisted of a cash payment of $16,143,000. Based upon management’s evaluation, which is preliminary and subject to adjustment, the Company allocated the consideration paid to the estimated fair values of the net assets acquired on a provisional basis, including $1,243,000 to inventory, $5,900,000 to identifiable intangible assets and $9,000,000 to goodwill. Goodwill was recognized as a result of expected growth in the market and is expected to be amortizable for tax purposes. The Company is still evaluating the fair value of acquired payor contracts and trademarks for which provisional amounts were recorded and expects to finalize such evaluation as soon as practicable but no later than one year from the acquisition date. To partially fund the acquisition of Active Healthcare, the Company borrowed $9,032,000 from the delayed term loan (Note 4).

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

7. Goodwill and Intangible Assets

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The change in the carrying amount of goodwill for the six months ended June 30, 2020 was as follows:

Beginning Balance	$110,355,000
Acquired goodwill during the period	9,000,000
Ending Balance	$119,355,000

Goodwill is amortizable for tax purposes.

Identifiable intangible assets that are separable and have determinable useful lives are valued separately and amortized over their benefit period. The following table presents the activity of the Company’s identifiable intangible assets for the six months ended June 30, 2020 and 2019:

			Leasehold
	Payor Contracts	Trademarks	Interest	Domain Name
Six Months Ended June 30, 2020:
Beginning Balance	$38,724,000	$15,992,000	$61,000	$24,000
Acquired during the period	4,176,000	1,724,000	—	—
Amortization Expense	(2,300,000)	(950,000)	(9,000)	(2,000)
Ending Balance	$40,600,000	$16,766,000	$52,000	$22,000

			Leasehold
	Payor Contracts	Trademarks	Interest	Domain Name
Six Months Ended June 30, 2019:
Beginning Balance	$43,325,000	$17,892,000	$79,000	$—
Purchase of Intangible Asset	—	—	—	25,000
Amortization Expense	(2,300,000)	(950,000)	(9,000)	—
Ending Balance	$41,025,000	$16,942,000	$70,000	$25,000

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

At June 30, 2020, the weighted-average amortization period of the identifiable intangible assets in the aggregate is 8.1 years. Total amortization expense of intangible assets above was $1,630,000 and $1,629,000 for the three months ended June 30, 2020 and 2019, respectively, and was $3,261,000 and $3,259,000 for the six months ended June 30, 2020 and 2019, respectively, and is included in Selling, General and Administrative Expenses in the accompanying consolidated statements of operations. Future amortization for the next five years and thereafter is as follows:

Twelve Months Ending June 30,
2021	$7,111,000
2022	7,111,000
2023	7,111,000
2024	7,108,000
2025	7,094,000
Thereafter	21,905,000
$57,440,000

8. Members’ Equity

The Company operates under the LLC Agreement established on May 31, 2018. The LLC Agreement designates Class A and Class B Common Units and Class A and Class B Preferred Units. Class Z units only come into effect upon the consummation of a liquidity event.

Class A Common Unitholders are granted one vote per vested unit. Class B Common Unitholders and Class A and Class B Preferred Unitholders have no voting rights.

Upon a liquidity event, distributions will be made first to Class A Preferred Unitholders, second to Class B Preferred Unitholders, and then to Common Unitholders.

Under the LLC Agreement, each Unitholder is to receive a tax distribution equal to the income amount allocated to each Unitholder multiplied by the applicable tax rate. For the six months ended June 30, 2020 and 2019, tax distributions of $2,691,000 and $4,352,000 were recorded, respectively.

On February 27, 2019, the members were distributed a one-time cash dividend totaling $68,837,000 in conjunction with the First Amendment to the Credit Agreement (Note 4).

On May 31, 2018, the Company issued 895,740 Common Units totaling $896,000. The Company also issued 62,938 Class A Preferred Units and 25,740 Class B Preferred Units, totaling $62,938,000 and $25,740,000, respectively. During the six months ended June 30, 2019, the Company issued 3,000 Common Units totaling $48,000 and 302 Class A Preferred Units totaling $302,000.

Equity-based Compensation

In May 2018, the Company adopted the Management Incentive Unit Plan. The Company grants incentive units to certain members of management and the units have a 25% time-vesting component over five years and a 75% performance-vesting component, which becomes vested upon consummation of a liquidity event. As of June 30, 2020 and December 31, 2019, 34,000 and 218,000 time-vesting and performance-vesting incentive units were outstanding. Equity-based compensation was not significant and was therefore not recorded in the periods presented in the accompanying consolidated interim financial statements.

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SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

9. Related-Party Transactions

The Company leases two of its facilities from a related party. Total cash payments and lease expenditures under the leases totaled $152,000 and $145,000 for the three months ended June 30, 2020 and 2019, respectively. Total cash payments and lease expenditures under the leases totaled $303,000 and $290,000 for the six months ended June 30, 2020 and 2019, respectively.

The Company pays related-party management fees. Total cash payments for the fees totaled $507,000 and $510,000 for the three months ended June 30, 2020 and 2019, respectively. Total cash payments for the fees totaled $1,026,000 and $1,004,000 for the six months ended June 30, 2020 and 2019, respectively.

10. Subsequent Events

Subsequent events were evaluated through the date the consolidated interim financial statements were available to be issued, December 1, 2020.

On May 25, 2020, Holdings entered into a stock purchase agreement and agreement and plan of merger with AdaptHealth Corp. The transaction closed on July 1, 2020. The total purchase price per the agreement consisted of $362,500,000 in cash and $62,500,000 in AdaptHealth Corp. common stock, subject to adjustment. As of June 30, 2020, the Company recorded accrued transaction costs of $15,129,000 related to this transaction, which is included in Accrued Expenses in the accompanying consolidated balance sheets.

The spread of COVID-19, a novel strain of the coronavirus, appears to be altering the behavior of businesses and people in a manner that is having negative effects on local, regional and global economies. The extent to which COVID-19 impacts the operations of the Company in the future will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, containment and treatment procedures. The Company does not anticipate the effects of COVID-19 having a significant impact on the Company’s operations.

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